EXHIBIT 3(ii).3

                                     BYLAWS

                                       OF

               SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.


                                    ARTICLE I

                                 Identification

        Section 1. Name. The name of the corporation is SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP. (the "Corporation").

        Section 2. Principal Office and Place of Business. The principal office of the Corporation shall be located at such location, within or without the State of Delaware, as the board of directors shall designate from time to time. The board of directors shall have the power and authority to establish and maintain branch or subordinate offices at any other locations within or without the State of Delaware. The registered office of the Corporation shall be 1209 Orange Street, Wilmington, Delaware 19801. The registered agent in Delaware shall be the The Corporation Trust Company.


                                   ARTICLE II

                                  Shareholders

        Section 1. Place of Meetings. Annual and special meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Delaware, as may be determined by the board of directors and designated in the notice of the meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any other place as the place for holding such meeting.

        Section 2. Annual Meeting. The annual meeting for the election of directors, and for the transaction of such other business of the shareholders as may properly be brought before the meeting, shall be held on the third Tuesday in May at such place and at such time as may be designated by the board of directors. If the annual meeting of the shareholders is not held as herein prescribed, the existing slate of directors shall remain in office and the election of directors may be held at any meeting thereafter called pursuant to these bylaws or otherwise lawfully held.

        Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Chairman of the board of directors. The Chairman shall call a special meeting of the shareholders upon written request of the shareholders entitled to cast not less than ten percent (10%) of all the



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issued  and  outstanding  shares  of the  Corporation  entitled  to vote for the purposes specified in such request. If the Chairman does not within fifteen (15) days after the receipt of such shareholders request call such meeting, the shareholders may call the same. The general purpose or purposes for which a special meeting is called shall be stated in the notice thereof and no other business shall be transacted at the meeting, unless all shareholders entitled to vote are present and consent thereto.

        Section 4. Notice of Meeting. Written or printed notice stating the place, day, and hour of any shareholders' meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless a greater period of notice is required by law in a particular case, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; provided, however, that in the case of shareholders who are employees of the Corporation delivery at the office address of such employee shall be sufficient. Any matter relating to the affairs of the Corporation may be brought up for action at the annual meeting of shareholders, whether or not stated in the notice of the meeting; provided, however, that unless stated in the notice of the meeting, no bylaw may be brought up for adoption, amendment or repeal and no matter, other than the election of directors, may be brought up which expressly requires the vote of shareholders.

        Section 5. Waiver of Notice. Notice of any shareholders' meeting may be waived in writing by any shareholder either before or after the time stated therein and, if any person present at a shareholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.

        Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of such shareholders for any other proper purpose, the directors of the Corporation shall fix in advance a date as the record date for any such determination of shareholders, which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting of shareholders, nor more than sixty (60) days prior to any other action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such distribution is adopted, shall be the record date for such determination of shareholders. The record date is effective as of the close of business on such date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof which is thirty (30) days or less.


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        Section 7. Voting Lists and  Inspection.  The officer of the Corporation having responsibility for the share transfer books shall make, or cause to be made, at least ten (10) days before each meeting of shareholders, a complete list or other equivalent record of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number and class of shares held by, each. Such list or other equivalent record shall, for a period of ten (10) days prior to such meeting, be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholders during usual business hours for any proper purpose in the interest of the shareholder or of the Corporation. Such list or equivalent record shall also be produced and kept open to such inspection during the whole time of the meeting. The original share transfer book shall be prima facie evidence as to the shareholders entitled to inspect such list or other equivalent record.

        Section 8. Quorum and Adjournment of Shareholders' Meetings. At any meeting of shareholders at least one-third of the outstanding shares of the Corporation entitled to vote at such meeting, and represented in person or by proxy, shall constitute a quorum of the shareholders, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum. If a larger number shall be required by law and less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is present or represented, at which time any business may be transacted which might have been transacted at the meeting as originally notified; provided, however, that the adjournment does not exceed thirty (30) days. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of any shareholders, unless the absence of a quorum is specifically noted, by the chairman of the meeting.

        Section 9. Voting. At each meeting of the shareholders, every shareholder entitled to vote shall have one vote for each share of stock registered in his or her name as of the record date for said meeting. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by written ballot; provided, however, that the election of the board of directors shall not be by written ballot. All questions shall be decided by majority vote except as otherwise provided by these bylaws, the certificate of incorporation, or laws of the State of Delaware.

        Section 10. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. All proxies shall be in writing and shall be filed with the Secretary of the Corporation before being voted. A proxy shall not be voted or acted upon after three (3) years from its date of execution unless it specifies a longer length of time for which it is to continue in force or limits its use to a particular meeting not yet held.

        A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable


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

regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

        Section 11. Shareholders' Action Without Meeting. No action requiring shareholder approval may be taken without a meeting of the shareholders entitled to vote thereon.

        The Secretary of the Corporation shall file such consent or consents, or certify the tabulations of such consents and file such certificate with the minutes of the shareholders.

Section 12. Irregular Shareholders' Meetings. Actions taken at any meeting of shareholders, however called and with whatever notice, if any, are as valid as though taken at a meeting duly called and held with notice if:

        (a) all shareholders entitled to vote were present in person or by proxy and no objection to holding the meeting was made by any shareholder; or

        (b) a quorum was present, either in person or by proxy, and no objection to holding the meeting was made by any shareholder entitled to vote and not present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof. All such waivers, consents or approval shall be filed with the corporate records or be made a part of the minutes. The absence from the minutes of any indication that a shareholder objected to holding the meeting shall prima facie establish that no such objection was made.

        Section 13. Order of Business. The order of business at the annual meeting of the shareholders and, insofar as practical, at all other meetings of shareholders, shall be established by the Chairman.


                                   ARTICLE III

                               Board of Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the board of directors. The board of directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. The initial directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997, the initial directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997, and the initial directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1998. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.


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

        So long as The Fairchild Corporation and its affiliates (collectively, "TFC") owns 25% or more of the common stock of Shared Technologies Fairchild Inc. that TFC owned on March 13, 1996, TFC shall have the irrevocable right to appoint four (4) members of the Board of Directors; provided, that so long as Mel D. Borer is President and a Director of the Corporation, TFC shall only be entitled to appoint three (3) directors.

         The Board of Directors may not grant any options for, or any other rights to acquire, common stock of the Corporation, except for options issued pursuant to a plan approved by the shareholders or in a transaction with non-affiliates where such party pays cash for such option or right, unless such transaction is approved by a majority of the shareholders.

         Section 2. Number, Election and Term of Office. The number of directors shall be fixed from time to time by resolution of the board of directors, but shall not be less than three (3) nor more than eleven (11). In case of any increase in the number of directors in advance of an annual meeting of stockholders, each additional director shall be elected by the directors then in office, although less than a quorum, to hold office until the next election of the class for which such director shall have been chosen, and until his successor shall have been duly elected and qualified (subject to Section 3 of this Article III). No decrease in the number of directors shall shorten the term of any incumbent director. Any newly-created or eliminated directorships resulting from an increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible. It shall not be a qualification of office that the directors be residents of the State of Delaware or stockholders of the Corporation.

         Section 3. Vacancies. In case of any vacancy in the board of directors through death, resignation, retirement, removal, disqualification or other cause, the remaining directors, by vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of office of the class for which such vacancy occurs, and until the election of his successor. Any director elected by the remaining board of directors to fill a vacancy created by any of the foregoing reasons or by an increase in the number of directors constituting the entire board of directors must subsequently be approved or confirmed by the holders of a majority of the shares of common stock of the Corporation present in person, or represented by proxy, and entitled to vote at the next annual meeting of stockholders. If the director elected to fill such vacancy by the board of directors is not subsequently approved by the stockholders, and if another candidate is not elected at the annual meeting of stockholders in accordance with federal securities laws and these bylaws, then the number of directors constituting the entire board of directors will automatically be reduced and, if necessary, the number of directors serving in each class will be reapportioned so that the number of directors serving in each class will be as nearly equal as possible.

        Section 4. Meetings. The board of directors shall meet each year following the annual meeting of the shareholders and shall hold regular meetings on the third Tuesday of January, March, May, July, September and November. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. Regular meetings may be held with or without notice. Neither the business to be transacted at, nor

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the purpose of, any regular or spe]cial  meeting need be specified in the notice or waiver of notice, unless otherwise provided by law, the certificate of incorporation or these bylaws.

        One or more directors, or a member of a committee of the board of directors, may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and such participation in a meeting shall constitute presence in person at such meeting.

        Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the Chairman or any three (3) directors. At least two (2) days' written or oral notice of special meetings of the directors shall be given to each director.

        Section 6. Notice and Waiver. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 7. Quorum and Voting. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. If, at any meeting of the board of directors, less than a quorum is present, a majority of those directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a duly called meeting at which a quorum is present at the time of the act shall be the act of the board of directors. The affirmative vote of the directors holding a majority of the directorships shall be required for action by the board of directors on any matter whatsoever.

        Section 8. Action Without Meeting. Any action which is required or permitted to be taken at any meeting of the board of directors, or a committee thereof, may be taken without such a meeting; provided, however, that all of the directors or all of the members of a committee thereof, as the case may be, severally or collectively consent in writing to such action before or after the time such action is taken. The Secretary of the Corporation shall file such consents with the minutes of the meeting of the board of directors.

        Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section  10.  Executive  Committee.   The  Board  of  Directors  of  the
Corporation shall have an executive committee consisting of the President, a director appointed by TFC as


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long as TFC owns at least 25% of the common  stock of the  Corporation  that TFC owned on March 13, 1996 and a third director appointed by the Board of Directors of the Corporation. All actions taken by the Executive Committee may only be taken pursuant to a unanimous vote by the members thereof.

        Section 11. Audit Committee. The board of directors shall designate three (3) directors to constitute an audit committee. As long as TFC owns at least 25% of the common stock of the Corporation, TFC will be entitled to appoint one director to such committee. The audit committee shall have and may exercise such authority and perform such acts as the board of directors may from time to time direct by resolution and/or as required by applicable law.

        Section 12. Compensation Committee. The board of directors shall designate four (4) directors to constitute a compensation committee. As long as TFC owns at least 25% of the common stock of the Corporation, TFC will be entitled to appoint one director to such committee. The compensation committee shall set the compensation of the President and review, from time to time, the compensation policies and procedures of the Corporation. The compensation committee shall have and may exercise such other authority and perform such other acts as the board of directors may, from time to time, direct by resolution.

        Section 13. Ad Hoc Committees.  The board of directors may designate one
(1) or more directors to constitute such ad hoc committees as the board of directors shall deem necessary or appropriate. As long as TFC owns at least 25% of the common stock of the Corporation, TFC will be entitled to appoint one director to such committee. Each such committee shall have and may exercise all such authority of the board of directors as shall be provided in the resolution establishing such committee, subject to the provisions of the certificate of incorporation.

        Section 14. Committee Minutes. Each committee shall keep minutes of its proceedings, copies of which shall be provided to each and every member of the board of directors.

        Section 15. Alternate Committee Members. The board of directors may designate one (1) or more directors to serve as alternate members of any committee. An alternate may replace any disqualified or absent member of the committee with respect to which he was designated to serve as an alternate member; provided, however, that in the event of the death or resignation of any permanent committee member the board of directors must designate a replacement and the alternate may not act in such member's place.

        Section 16. Compensation of Directors. The board of directors shall determine the compensation, if any, to be paid to the directors for their services as directors, including reasonable allowance for expenses actually incurred in connection with their duties. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation thereof when properly authorized.


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        Section 17.  [Intentionally Omitted.]

        Section 18. Resignation. A director may resign at any time by giving written notice to the board of directors, the Chairman, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall be effective immediately upon receipt thereof by the Corporation, and the acceptance of the resignation shall not be necessary to make it effective.

        Section 19. Interested Directors. A contract or other transaction between the Corporation and a director or a member of his immediate family or between the Corporation and any other corporation, firm, association or entity in which a director of the Corporation and members of his immediate family have an interest shall not be either void or voidable and such director shall not incur any liability, merely because such director is a party thereto or because of such family relationship or interest if: (i) such family relationship or such interest, if it is a substantial interest, is fully disclosed and the contract or transaction is not unfair as to the Corporation and is authorized by (a) directors or other persons who have no substantial interest in such contract or transaction in such manner as to be effective without the vote, assent or presence of the director concerned or (b) the written consent of all the directors who have no substantial interest in such contract or transaction, whether or not such directors constitute a quorum of the Board of directors; or
(ii) such family relationship or such interest, if it is a substantial interest, is fully disclosed and the contract or transaction is approved by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote; or (iii) the contract or transaction is not with the director or a member of his immediate family and any such interest is not substantial or
(iv) the contract or transaction is fair as to the Corporation. A contract or other transaction between a director or a member of his immediate family with a third party which might otherwise have been entered into by the Corporation and such third party shall be deemed authorized if effected in compliance with this section.

        In the absence of fraud (without giving effect to the meaning of that term under the applicable Federal or state securities law), no director engaging in a transaction authorized under the provisions hereof shall be liable to the Corporation or to any shareholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director be accountable for any gains or profits realized therefrom.

        Section 20. Determination of Terms and Conditions of Additional Classes of Stock. The board of directors is authorized to fix and determine terms, limitations and relative rights and preferences of any preferred or special class of shares.


                                   ARTICLE IV

                                    Officers

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        Section 1. Officers. The Board of Directors shall appoint as officers of the Corporation a President, a Secretary, a Treasurer and any number of Vice Presidents. The board of directors may elect a Chairman of the board of directors and may, in its discretion, appoint such other officers and assistant officers as the business of the Corporation may require. Any individual may hold more than one office; provided, however, that no one individual may hold the offices of President and Secretary.

        Section 2. Election and Term of Office. The officers of the Corporation shall be appointed or elected by the board of directors in such manner as they may prescribe. Each officer shall hold office for a term of one (1) year and until a successor is elected and qualified, or until the death, resignation or removal of such officer.

        Section 3. Removal. Any officer or agent may be removed by the board of directors at any time, with or without cause and with or without notice or hearing. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

        Section 5. Chairman. The Chairman shall preside at all meetings of shareholders and directors and shall have such powers as may be conferred from time to time by the board of directors. He shall be a member of all committees of the board of directors. The Corporation shall have a Vice Chairman of the Board of Directors who shall have such duties as are designated by the Board of Directors.

         Section 6. Executive Officers. The Chairman of the Board of the Corporation shall also be the Chief Executive Officer of the Corporation and shall be the senior executive of the Corporation and shall have overall supervision of the affairs of the Corporation. The President of the Corporation shall also be the Chief Operating Officer of the Corporation and he shall be responsible for the day-to-day business operations of the Corporation under the direction of the Chief Executive Officer. Each of the Chief Executive Officer and the President shall see that all orders and resolutions of the Board of Directors of the Corporation are carried into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except as may be exclusively conferred on the President by law, to the Chairman or any other officer of the Corporation. Each of the Chief Executive Officer and the President may execute bonds, mortgages, and other contracts requiring a signature under the seal of the Corporation.

        Section 7. Vice Presidents. In the absence of the President or in the event of the inability or refusal to act of the President, the Vice-President, if one is appointed, or if there shall be more than one Vice-President, the Vice Presidents in the order designated by the directors (or if there be no such designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to


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all the  restrictions  upon  the President.  The  Vice Presidents  shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 8. Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the shareholders and act as clerk thereof, and record all votes of the directors and shareholders and the minutes of all proceedings of the directors and shareholders in a book to be kept for that purpose and shall perform like duties for the committees of the board of directors when required. The Secretary shall give, or cause to be given, all notices required by law or these bylaws, and shall perform such other duties as may be prescribed by the board of directors or President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The board of directors may give general authority to any other officer to affix the corporate seal of the Corporation and to attest to the affixing by his signature.

        Section 9. Assistant Secretary. The Assistant Secretary, if one shall be appointed, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 10. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, keep full and accurate accounts of receipts and disbursements and other customary financial records of the Corporation, deposit all monies and valuable effects in the name and to the credit of the Corporation in depositories designated by the board of directors, disburse the funds of the Corporation as may be ordered by the board of directors or the President, taking proper vouchers for such disbursements, render to the board of directors or the President whenever they request an accounting of all of his transactions as Treasurer or of the financial condition of the Corporation and, in general, perform such other duties as may from time to time be assigned to him by the board of directors or by the President or as are incident to the office of Treasurer.

        Section 11. Assistant Treasurer. The Assistant Treasurer, if one shall be appointed, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during his absence or disability, the board of directors may by resolution delegate the


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

powers and duties of such officer to any other officer, or to any director, or to any other person whom it may select.


                                    ARTICLE V

                           Issue and Transfer of Stock

        Section 1. Certificate for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the board of directors. All certificates for shares of each class shall be consecutively numbered or otherwise identified and sealed with the seal of the Corporation. The names and addresses of the shareholders, the number of shares, and dates of issue shall be entered on the stock transfer books of the Corporation.

        If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 2. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation; provided, however, that such subscription is in writing and signed by the subscriber.

        Section 3. Issuance of Stock. The board of directors is hereby authorized and empowered to issue from time to time all or any part of the shares of its unissued authorized capital stock, as then constituted, for such consideration, in money or other property, as the board of directors may deem advisable; and all shares of the capital stock of this Corporation when issued shall be deemed fully paid and nonassessable and the holders of such shares shall not be liable thereunder to this Corporation or its creditors.

        Section 4.  Transfer of Shares.

        a. Upon surrender to the Corporation or the transfer agent(s) of the Corporation, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent(s) of the Corporation, if any, to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office or the office of its transfer agent.

        b. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

        c. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

        Section 5. Lost, Destroyed and Stolen Certificates. Unless otherwise restricted by law, the Corporation may refuse to issue a certificate in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such terms and indemnification to the Corporation as the directors may prescribe.


                                   ARTICLE VI

                                   Fiscal Year


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

        The fiscal year of the Corporation shall be designated by the board of directors.


                                   ARTICLE VII

                                      Seal

        The corporate seal of this Corporation shall be a circular seal and shall have inscribed thereon the Corporation's name and state of incorporation.


                                  ARTICLE VIII

                                   Amendments

        Section 1. By Directors or Shareholders. The bylaws of the Corporation may be altered, amended or repealed at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon represented at such meeting in person or by proxy and at any validly called and convened meeting of the board of directors by the affirmative vote of a majority of the directors; provided, however, that the notice of such meeting shall state that such alteration, amendment or repeal will be proposed.

         Section 1. By Directors or Shareholders. The bylaws of the Corporation may be altered, amended or repealed at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon represented at such meeting in person or by proxy and at any validly called and convened meeting of the board of directors by the affirmative vote of at least a majority of the directors (unless such alteration, amendment or repeal in any way adversely affects the rights granted to TFC hereunder or in Article II, Section 11, Article III,
Section 10 or Article IV, Section 6 of these bylaws, in which event a vote of 80% of the directors shall be required); provided, however, that the notice of such meeting shall state that such alteration, amendment or repeal will be proposed.

        Section 2. Record of Changes. Whenever a bylaw is amended or repealed or a new bylaw is adopted, such action and the date on which it was taken shall be noted on the original bylaws in the appropriate place or a new set of bylaws shall be prepared incorporating such changes.

        Section 3. Inconsistencies with Certificate of Incorporation. If any provisions of these bylaws shall be found to be inconsistent with any provisions of the certificate of incorporation, as presently existing, or as from time to time amended, the latter shall constitute the controlling authority.

                                   ARTICLE IX

                                  Miscellaneous

        Section 1. Inspection of Corporate Records. The Corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of shareholders and directors. Additionally, a record shall be kept at the principal executive office of the Corporation, giving the names and addresses of all shareholders, and the number and class or classes of shares held by each. The original or a copy of the certificate of incorporation and bylaws of the Corporation, as amended, or otherwise altered to date, and certified by the Secretary of the Corporation, shall at all times be kept at the principal office of the Corporation and shall be open to inspection by all shareholders of record or holders of voting trust certificates at all reasonable times during the business hours of the Corporation.

        At intervals of not more than twelve (12) months, the Corporation shall prepare a balance sheet showing the financial condition of the Corporation as of a date not more than four (4) months prior thereto and a profit and loss statements respecting its operation for the twelve months preceding such date. The balance sheet and a profit and loss statement shall be deposited at the principal office of the Corporation and kept for at least ten years from such date.

         Any shareholder of record shall, upon written request under oath to the Corporation stating the purpose thereof, have the right to conduct an examination in person, or by agent or attorney, at any reasonable time, for a specified, reasonable and proper purpose, of the Corporation's stock transfer books, a list of its shareholders and the board of directors, these bylaws, its minutes of the meetings of shareholders and the board of directors, and its other books and records, and to make copies and extracts thereof. A specified, reasonable and proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance, where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder.

        Section 2. Notices. Whenever, under the provisions of applicable law, the certificate of incorporation or these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; provided, however, that in the case of shareholders which are employees of the Corporation delivery at the office address of such employee shall be sufficient. Notice to directors may also be given by telegram, and, where specifically provided for herein, orally.


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

        Section 3. Waiver of Notice. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of the certificate of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice shall be deemed equivalent to the giving of such notice. Attendance in person at any meeting shall constitute waiver of notice unless such attendance is for the purpose of contesting proper notice of the meeting.


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